PRESS RELEASE

FOR IMMEDIATE RELEASE

ProLung, Inc. Announces Addition of Future Board Members

Additions bring extensive operating experience in medical technology and diagnostics as well as repeated success with the FDA approval process

Salt Lake City, UT, September 19, 2018 – ProLung, Inc. (“ProLung” or the “Company”) today announced the appointment of Rob Farnsworth and David Nielson as Board Advisors and future Board members. Messrs. Farnsworth and Nielson bring extensive operating experience in medical technology and diagnostics as well as repeated success with the FDA approval process. In light of the pending consent solicitation, Messrs. Farnsworth and Nielson will not join the Board immediately. The Board intends to appoint them to the Board as soon as possible.

Rob Farnsworth

Rob Farnsworth joins ProLung with a distinguished career in the medical device industry. Mr. Farnsworth brings a strong track record of success as a CEO, shepherding his company through major product expansion and revenue growth. Mr. Farnsworth spent the last two decades leading Megadyne Medical Products, an electrosurgical device manufacturing company, as its CFO (1999-2007) and its President and CEO (2007-2017). During Mr. Farnsworth’s tenure, Megadyne pushed over 20 products through the FDA approval process and experienced seventeen consecutive years of revenue growth. Megadyne grew its revenue from $30 million to $60 million worldwide. In addition, international revenue comprised only 1% of total revenue when Mr. Farnsworth took over as CEO in 2007. He grew international revenue to 25% of total revenue.

Mr. Farnsworth’s hands-on leadership was the determining force in Megadyne’s remarkable success; he possesses an ability to design and lead strategies that create exceptional value. He oversaw each step of the product development process, championing bright ideas, overseeing those ideas’ progress through the research and development phase, ensuring their regulatory approval, and bringing each product to launch in the marketplace. Megadyne’s product line expanded into numerous complementary product lines under Mr. Farnsworth’s leadership. Mr. Farnsworth brokered a highly successful exit with Johnson & Johnson.

Mr. Farnsworth is an intelligent leader and a willing listener who endears himself to his team. Johnson & Johnson respected Mr. Farnsworth as a key individual integral to Megadyne’s success, and invited him to usher Megadyne through the sale and transition. ProLung will greatly benefit from Mr. Farnsworth’s leadership and medical technology expertise as it enhances its product development abilities and continues its path towards FDA approval. The Board welcomes Mr. Farnsworth and is grateful for his commitment.

David Nielson

David Nielson spent his career developing diagnostic devices and biological detection tools used all over the world in a variety of industries. Mr. Nielson is a proven manager, specializing in product development, including the process of moving from idea to launch, especially with regulated diagnostic products.

Mr. Nielson interfaced with the FDA for over 15 years, bringing several products to market during his time with Biofire. He worked with scientists and engineers developing the devices and ensured they adhered to FDA design controls by following auditable procedures. Mr. Nielsen delivered commercial success with several products including JBAIDS (Joint Biological Agent Identification and Diagnostic System), a system for identifying biothreat targets. JBAIDS’ revenues exceed $100 million with hundreds of deployments around the world and is still in use today.

While at Biofire, Mr. Nielson helped develop many other successful products, including FilmArray, a simple and rapid molecular biology solution dedicated to the diagnosis of infectious diseases. FilmArray produced $40 million in annual revenue prior to BioFire’s acquisition by bioMerieux in 2014. Last year, FilmArray produced most of the $430M in revenue reported by bioMerieux in its Molecular Biology segment.

Mr. Nielsen supported BioFire’s eventual sale to bioMerieux for $450 million. The sale returned significant value to BioFire’s investors. ProLung will benefit from Mr. Nielsen’s excellent product development experience and will significantly increase the likelihood of returning excellent value to ProLung’s investors.

THE CHOICE IS CLEAR

PLEASE FILL OUT AND RETURN THE GOLD CONSENT REVOCATION CARD

Regardless of how many shares you own, your consent revocation is very important. Please sign, date and mail the GOLD Consent Revocation card you have received, or submit your GOLD Consent Revocation Card shares via facsimile (in which case, please be sure to fax both sides of the GOLD Consent Revocation Card). By returning your GOLD consent revocation card, you will support our highly qualified directors: Michael Garff, Mark V. Anderson, Robert W. Raybould, J. Scott Nixon and Jared Bauer. WE STRONGLY RECOMMEND THAT YOU REJECT EACH OF THE EROR GROUP’S PROPOSED CONSENT ACTIONS. In particular, your Board recommends that you do NOT sign or return any WHITE consent card that has been or may be sent to you by or on behalf of Mr. Eror.

Even if you have sent a WHITE consent card to the Eror Group, you have every legal right to change your vote. You may revoke that consent, and revoke your consent as recommended by your board by signing, dating and mailing the GOLD Consent Revocation Card you have received, or by using the Internet Consent Voting facility created for your convenience, or by using the Interactive Voice Response (IVR) telephone consent voting toll-free number detailed on your GOLD Consent Revocation card.

If you have any questions on the consent revocation, or need a copy of your GOLD Consent Revocation Card, please contact:

Laurel Hill Advisory Group

575 Jericho Turnpike, Suite 101

Jericho, New York 11753

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

Email: info@laurelhill.com

Thank you for your continued support.

Sincerely yours,

THE BOARD OF DIRECTORS OF PROLUNG, INC.

Michael Garff, Mark V. Anderson, Robert W. Raybould, J. Scott Nixon and Jared Bauer

If you have any comments or questions, please contact Joe Contorno, jcontorno@laurelhill.com

Media Contact:

Phil Denning- ICR Inc.

Phil.Denning@ICRinc.com

(646)277-1258

About ProLung, Inc.

The mission of ProLung, Inc. (“ProLung” or the “Company”) is to make a difference in time for lung cancer patients. ProLung is the world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of lung cancer. The Company develops, tests, and commercializes solutions which may shorten the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area and investigational use in the USA.

Important Additional Information

ProLung, its directors and certain of its officers are participants in the solicitation of consent revocations from ProLung’s stockholders in connection with the consent solicitation conducted by Mr. Steven C. Eror and certain other persons acting in concert therewith (the “Consent Solicitation”). On August 27, 2017, Company filed a definitive consent revocation statement and GOLD consent revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of consent revocations from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH CONSENT REVOCATION STATEMENT, ACCOMPANYING GOLD CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Our definitive consent revocation statementcontains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. In the event that the holdings of the Company’s securities change from the amounts provided in our definitive consent revocation statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.prolunginc.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain any consent revocation statement, any amendments or supplements to our consent revocation statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.prolunginc.com in the section “Investor Relations.”

Forward-Looking Statements

This release may contain forward-looking statements regarding projected business performance, operating results, financial condition and other aspects of the Company, expressed by such language as “expected,” “anticipated,” “projected” and “forecasted.” Please be advised that such statements are estimates only and there is no assurance that the results stated or implied by forward-looking statements will actually be realized by the Company. Forward-looking statements may be based on management assumptions that prove to be wrong. The Company and its business are subject to substantial risks and potential events beyond its control that would cause material differences between predicted results and actual results, including the Company incurring operating losses and experiencing unexpected material adverse events.